                                                     Registration No. 333-______


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                       ----------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      under

                           THE SECURITIES ACT OF 1933

                       ----------------------------------

                               GLOBIX CORPORATION
-----------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Delaware                               13-3781263
-----------------------------------------------------------------------------
(State or other jurisdiction                 (I.R.S. Employer
    of incorporation)                         Identification
                                              Number)

 295 Lafayette Street, New York, New York            10012
-----------------------------------------------------------------------------
  Address of Principal Executive Offices)         (Zip Code)

                             1998 Stock Option Plan
                   ------------------------------------------
                            (Full Title of the Plans)


                            Arnold N. Bressler, Esq.
                    Milberg Weiss Bershad Hynes & Lerach LLP
                             One Pennsylvania Plaza
                          New York, New York 10119/0165
                   ------------------------------------------
                     (Name and address of agent for service)

                                 (212) 594-5300
                   ------------------------------------------
                     (Telephone number, including area code,
                              of agent for service)

Approximate date of commencement of proposed sale to the public:
As Soon As Practicable After Registration Statement Becomes
Effective.

                               Page 1 of 7 Pages

                        Exhibit Index Begins on Page II-2


                  (Facing Page Continued on the Following Page)


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                          (Continuation of Facing Page)


                         CALCULATION OF REGISTRATION FEE


----------------------------------------------------------------------------------------------------------
                                                  Proposed              Proposed
 Title of                                          Maximum               Maximum
Securities                   Amount               Offering              Aggregate              Amount of
  to be                      to be                Price Per             Offering              Registration
Registered                 Registered             Share (1)             Price (1)                 Fee
----------------------------------------------------------------------------------------------------------
Common Shares,                1,200,000           $9.7188 (2)           $11,662,560             $4,021.57
par value $.01                shares
per share


(1) Estimated solely for the purpose of calculating the registration fee.

(2) Based upon the average of the high and low prices of the Common Shares on the National Association of Securities Dealers Automated Quotation Systems, Inc. on June 22, 1998 of $9.7188 per share.

         Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers such additional indeterminate number of shares as may become issuable pursuant to anti-dilution and adjustment provisions of any options to purchase shares registered hereby.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.           Incorporation of Documents by Reference.

                  The following documents filed with the Commission (File No. 1-14168) pursuant to the Securities Exchange Act of 1934 are incorporated by reference into this Registration Statement:

        (1) The Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1997, filed December 29, 1997;

        (2) The Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 1997, filed February 13, 1998; and

        (3) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998, filed May 15, 1998.

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all the securities offered have been sold or which deregisters all the securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

Item 4.           Description of Securities.

                  Not Applicable.


Item 5.           Interest of Named Experts and Counsel.

                  Not applicable.


Item 6.           Indemnification of Officers and Directors.

                  The Company's Certificate of Incorporation limits the liability of Directors to the maximum extent permitted by Delaware General Corporation Law. Delaware law provides that the directors of a corporation will not be personally liable to such corporation or its stockholders for monetary damages for breach of their fiduciary duties as directors, except for liability
(i) for any breach of their duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derives an improper personal benefit. The Company's By-laws provide that the Company shall indemnify

                                      II-1

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its directors and officers under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and the Company is required to advance expenses to its officers and directors as incurred in connection with proceedings against them for which they may be indemnified.

  The directors and officers of the Company are insured (subject to certain exceptions and deductions) against liabilities that they may incur in their capacity as such, including liabilities under the Act, other than liabilities thereunder arising in connection with this Offering, under a liability insurance policy carried by the Company. Such policy provides coverage in an aggregate amount of $1,000,000 (subject to retentions ranging from $75,000 to $150,000).

Item 7.           Exemption from Registration Claimed.

                  Not Applicable.


Item 8.           Exhibits.


Exhibit
Number                          Description
-------                         -----------
10                1998 Stock Option Plan -- incorporated by
                  reference to Registrant's Proxy Statement on
                  Schedule 14A filed on March 16, 1998.

23                Consent of Arthur Andersen LLP.


Item 9.           Undertakings.

(a)               The undersigned Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
           Statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the

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           effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

                  (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)               The undersigned Registrant hereby undertakes that, for
           purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities
           Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by

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           it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

                   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 23rd day of June, 1998.

                                       GLOBIX CORPORATION



                                       By /s/ Marc H. Bell
                                          ---------------------------
                                              Marc H. Bell,
                                          President and Chief
                                          Executive Officer


                   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Date:              June 23, 1998                      /s/ Marc H. Bell
                                                   --------------------------
                                                          Marc H. Bell,
                                                       President and Chief,
                                                        Executive Officer
                                                          and Director


Date:              June 23, 1998                     /s/ Robert B. Bell
                                                   --------------------------
                                                         Robert B. Bell,
                                                    Executive Vice President,
                                                     Chief Financial Officer
                                                           and Director


Date:              June 23, 1998                    /s/ Tsuyoshi Shiraishi
                                                   --------------------------
                                                       Tsuyoshi Shiraishi,
                                                             Director


Date:              June __, 1998                   --------------------------
                                                            Martin Fox,
                                                             Director


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Date:              June 23, 1998                    /s/ Richard Videbeck
                                                   --------------------------
                                                        Richard Videbeck,
                                                             Director


Date:              June 23, 1998                       /s/ Sid Paterson
                                                   --------------------------
                                                           Sid Paterson,
                                                             Director


Date:              June 23, 1998                     /s/ Anthony St. John
                                                   --------------------------
                                                         Anthony St. John,
                                                             Director


Date:              June 23, 1998                        /s/ Alan Levy
                                                   --------------------------
                                                            Alan Levy,
                                                        Treasurer and Chief
                                                        Accounting Officer




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